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                                                                 EXHIBIT 10.18


                           FIRST AMENDMENT TO TRADE NAME
                         AND SERVICE MARK LICENSE AGREEMENT


     This First Amendment to Trade Name and Service Mark License Agreement (this "Amendment") is entered into as of February 1, 1999, by and between ITT Sheraton Corporation, a Delaware corporation ("Licensor"), and ITT Educational Services, Inc., a Delaware corporation ("Licensee") (individually a "Party" and collectively, "Parties").

          WHEREAS Licensor and Licensee are parties to a Trade Name and Service Mark License Agreement dated June 3, 1998 (the "License");

     WHEREAS ITT Corporation, a Nevada corporation ("Parent") owns all of the outstanding shares of Licensor; and

     WHEREAS Parent and Licensee entered into a Stock Repurchase Agreement, dated as of December 18, 1998 (the "Repurchase Agreement"), pursuant to which, among other things, Parent agreed to cause Licensor to amend the License as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I.   DEFINITIONS

     A. GENERALLY. Except as otherwise specified in this Amendment, all capitalized terms in this Amendment shall have the meanings provided in the License.

     B. AMENDMENT EFFECTIVE DATE. "Amendment Effective Date" means the date of the closing of the Repurchase and the Public Offering (as those terms are defined in the Repurchase Agreement).

     C. CHANGE OF CONTROL. As of the Amendment Effective Date, Section I.F(iii) of the License is amended and restated to read in its entirety as follows:

          "(iii) the stockholders of Licensee shall approve (a) any consolidation or merger of Licensee in which Licensee is not the continuing or surviving corporation or pursuant to which all shares of Common Stock would be converted into cash, securities or other property, other than a merger of Licensee in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of

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                    Licensee to any person or entity other than a wholly-owned subsidiary of Licensee."

II.  SCOPE OF LICENSE

     A. As of the Amendment Effective Date, Section II.A of the License shall be amended and restated to read in its entirety as follows:

          "A.  GRANT.   Subject to the terms and conditions of this
               Agreement, Licensor hereby grants to Licensee, during the term of this Agreement, a nonexclusive, non-transferable, worldwide, royalty-free license to use the Licensed Mark in accordance with the applicable Permitted Manner of Use solely in connection with the operation of the Business of the Licensee and solely in the following manner:

               "(1) in its corporate name, in its popular name and in the name of its schools in and only in the manner specified on Exhibit B attached hereto, as such Exhibit may be supplemented from time to time pursuant to Section II.E hereof; and

               "(2) as a trademark and service mark for the purpose of
                    conducting the Business of Licensee."

          B. As of the Amendment Effective Date, Section II.B of the License shall be amended and restated to read in its entirety as follows:

               "B. SUBLICENSING, ASSIGNING AND TRANSFERRING. Licensee shall not sublicense, sell, assign, share or otherwise transfer any of its rights under this Agreement to any other person or entity, and any attempted sublicense, sale, assignment, or other transfer in violation of this Agreement shall be null and void and shall immediately terminate this Agreement and the license granted herein. Notwithstanding the foregoing, Licensee may sublicense its rights hereunder to any of its current or future Subsidiaries and may assign or transfer this Agreement to and among Licensee and any of its current or future wholly-owned subsidiaries, conditioned in each case upon and so long as: (i) any and all sublicensees, assignees or transferees execute a written agreement agreeing to be bound by the terms of this Agreement; (ii) Licensee guarantees that the performance of any and all such sublicensees, assignees or transferees shall be in compliance with the terms of this Agreement, and (iii) such sublicensee continues to be a Subsidiary of Licensee or such assignee or transferee continues to be a wholly-owned subsidiary of Licensee."

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          C.   As of the Amendment Effective Date, Section II.E shall be added to the License, as follows:

               "E.  ADDITIONAL USES.

                    "1. If Licensee desires to add names to Exhibit B attached hereto for use solely in connection with acquisitions within the Business of Licensee by Licensee after January 1, 1999, Licensee may so notify Licensor in writing, which notice shall state: "By this notice, ITT Educational Services, Inc. proposes to amend the Trade Name and Service Mark License Agreement dated June 3, 1998, by and between ITT Educational Services, Inc. and ITT Sheraton Corporation, as amended, solely by adding the following names to Exhibit B of such license for use under such license agreement solely in connection with acquisitions by ITT Educational Services, Inc. after January 1, 1999 within its business (as conducted as of June, 1998, and generally described in its Annual Report on Form 10-K for the year ending December 31, 1997): [list additional proposed names]."

                    "2. If Licensor does not respond to such notice by either accepting or rejecting the additional names proposed within thirty (30) days after it receives such notice, Licensee may give a second notice regarding such names not less than thirty (30) days nor more than sixty (60) days after giving the initial notice, which second notice shall be identical to the initial notice except for its date and except that it shall prominently state:
                         "THIS IS YOUR SECOND NOTICE. YOUR FAILURE TO
                         ACCEPT OR REJECT IN WRITING THE PROPOSAL TO ADD THE NAMES SPECIFIED HEREIN TO EXHIBIT B OF THE LICENSE AGREEMENT REFERENCED HEREIN WITHIN TEN
                         (10) DAYS AFTER RECEIPT OF THIS SECOND NOTICE MAY BE DEEMED TO CONSTITUTE ACCEPTANCE OF SUCH PROPOSAL. "

                    "3. Licensor may elect in the exercise of its sole and absolute discretion whether to accept or reject any proposal to add names to Exhibit B; provided that Licensor shall be deemed to accept any such proposal if (i) Licensee sends an initial notice conforming in all respects to this Section II.E making such proposal, (ii) not less than thirty
                         (30) nor more than sixty (60) days thereafter it sends a second notice conforming in all respects to this Section II.E repeating such proposal, and
                         (iii) Licensor nevertheless fails to accept or reject such proposal in writing within ten (10) days after it receives such second notice."

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                    "4.  Copies of all notices to Licensor under this
                         Section II.E shall be given or delivered in a manner specified in Section XII.B hereof concurrently with the giving of such notice to Licensor at the following address:

                             c/o Starwood Hotels and Resorts Worldwide, Inc. 777 Westchester Avenue
                             White Plains, New York  10604
                             Attention:  General Counsel

                         with a copy (which shall not constitute notice) to:

                             Sidley & Austin
                             555 West Fifth Street, 40th Floor
                             Los Angeles, California  90013
                             Attention:  Sherwin L. Samuels
                             Facsimile:  (213) 896-6600

                         or to such other or additional addresses as Licensor shall specify in writing. Notice to Licensor under this Section II.E shall be of no force or effect unless it and all required copies
                         (i) are given or delivered in conformity with
                         Section XII.B hereof, (ii) comply with all requirements of this Section II.E, and (iii) are actually received by Starwood Hotels and Resorts Worldwide, Inc., or its successor. Notice to Licensee under this Section II.E shall be effective if it is provided in accordance with
                         Section XII.B hereof or if it is actually received by Licensee."

     D.   EXHIBIT B

As of the Amendment Effective Date, Exhibit B shall be added to the License in the form attached hereto.

III. TERM OF LICENSE

     As of the Amendment Effective Date, Section III.A of the License shall be amended and restated to read in its entirety as follows:

     "A. TERM. This Agreement shall continue in full force and effect in perpetuity unless it is terminated as provided herein."

IV.  TERMINATION

     Either party may terminate this Amendment upon written notice to the other party if the Amendment Effective Date does not occur on or before March 31, 1999. This Amendment shall be of no force or effect whatsoever if it terminates before the Amendment Effective Date; provided that Section V of this Amendment shall be fully

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     effective whether or not the Amendment Effective Date occurs and shall survive any termination of this Amendment and remain fully effective thereafter in perpetuity.

V.   NO OTHER AMENDMENT

     This Amendment sets forth the Parties' entire understanding and agreement regarding amendments to the License and supersedes all prior or contemporaneous communications regarding such amendments, all of which are merged herein. Without limiting the generality of the foregoing, Licensee agrees for the benefit of both Licensor and Parent that Licensee has no right to demand or require amendment of the License under the Repurchase Agreement except as specifically and expressly provided herein. Subject to this Amendment, the License remains in full force and effect.

VI.  COUNTERPARTS

     This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.


ITT SHERATON CORPORATION              ITT EDUCATIONAL SERVICES, INC.



By:  /S/ JAMES D. LATHAM              By:  /s/ Clark D. Elwood
  ----------------------------          --------------------------------
Print Name:  James D. Latham          Print Name:  Clark D. Elwood
           -------------------                   -----------------
Title:  Senior Vice President         Title: Senior Vice President
      ------------------------              ----------------------------

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                                     EXHIBIT B

ITT Educational Services, Inc.
ITT Educational Services
ITT Technical Institute
ITT Technical Institutes
ITT Tech
ITT Technical College
ITT College of Technology
ITT College
ITT Technical University
ITT University
ITT Adult Learning Corp.
ITT Distance Education Corp.
ITT Distance Learning Corp.
ITT Educational Services Foundation
ITT Graduate Division
ITT Graduate School
ITT Technical Institute Alumni Association
ITT Tech Alumni Association
ITT Scholarship Program
ITT Student Finance Corporation
ITT ESI PAC
ITT Tech PAC
ITT Technical Institute Foundation


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